                                                           EXHIBIT 99.1

                         ANNUAL SERVICER'S CERTIFICATE

                         AMERICAN EXPRESS TRAVEL
                      RELATED SERVICES COMPANY, INC.


                        AMERICAN EXPRESS MASTER TRUST


The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Master Pooling and Servicing Agreement dated as of June 30, 1992 (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Receivables Financing Corporation, as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

1. TRS is as of the date hereof the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3.  This Certificate is delivered pursuant to Section 3.05 of the Agreement.

4. A review of the activities of the Servicer during the calendar year ended December 31, 1997 and of its performance under the Agreement was conducted under my supervision.

5. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred and is continuing except as set forth in paragraph 6 below.

6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Agreement known to me to have been made during the calendar year ended December 31, 1997, which sets forth in detail (i) the nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event, and (iii) the current status of each such default: NONE.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 13th day of January, 1998.

                                      AMERICAN EXPRESS TRAVEL RELATED
                                      SERVICES COMPANY, INC., as Servicer


                                      By: /s/     Lawrence Fazzari
                                         -------------------------
                                      Name:  Lawrence Fazzari
                                      Title:  Vice President - Business Results

                                                                  EXHIBIT 99.2



REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
World Financial Center
200 Vesey Street
New York, New York 10285

American Express Receivables Financing Corporation
World Financial Center
200 Vesey Street
New York, New York 10285

and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust") that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Master Pooling and Servicing Agreement dated as of June 30, 1992 and the Supplements to the Master Pooling and Servicing Agreements Series 1992-1, 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1 and 1996-2, (together the "Agreements") among
TRS as Servicer, American Express Receivables Financing Corporation ("RFC"), as Transferor, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Trust Internal Control Policies and Procedures and Master Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the control structure policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS, as Servicer, RFC, as Transferor, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, RFC as Transferor, and The Bank of New York as Trustee. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.



                                              /s/ Ernst & Young LLP


March 20, 1998

REPORT OF MANAGEMENT ON MASTER TRUST INTERNAL CONTROL
POLICIES AND PROCEDURES AND POOLING AND SERVICING
AGREEMENT COMPLIANCE



Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly owned subsidiary of American Express Company ("American Express"), is responsible for establishing and maintaining effective control structure policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to TRS' management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Master Pooling and Servicing Agreement dated as of June 30, 1992 and the Supplements to the Master Pooling and Servicing Agreement Series' 1992-1, 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1 and 1996-2 (together the
"Agreements"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC"), as Transferor, and The Bank of New York, as Trustee on behalf of the certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its control structure policies and procedures, with respect to servicing and reporting of transferred receivables, are to provide reasonable, but not absolute assurance that:

- Funds collected are appropriately allocated to the Trust in accordance with the Agreements.

- The addition of accounts to the Trust are authorized in accordance with the Agreements.


- The removal of accounts from the Trust are authorized in accordance with the Agreements.

- Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

- Daily records as specified in the Agreements are maintained and are available for inspection by the Trustee upon request.

- Monthly servicer's certificates are prepared and contain the required information in accordance with the Agreements.

- Monthly servicer's certificates generated pursuant to the Agreements are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

-  The Servicer delivered the Annual Servicer's Certificate to the Trustee.

- The payments to the Trustee are made by the Servicer in accordance with the Agreements.

TRS has assessed its internal control policies and procedures over the functions perfomed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS asserts that, as of December 31, 1997, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements among TRS, as Servicer, RFC, as Transferor, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust, and are recorded properly to petmit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------
TRS is responsible for complying with the Agreements. TRS assessed its compliance, as of December 31, 1997 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreements. Based upon this assessment and the delivery of the independent accountant's letters pursuant to Section 3.06 (a) and (b) of the Agreements, TRS was in compliance, as of December 31, 1997 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreements. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 20, 1998


                 American Express Travel Related Services Company, Inc. by:



                                             /s/ John McDonnell
                                             ----------------------------
                                             John McDonnell
                                             Chief Financial Officer


                                             /s/ Lawrence Fazzari
                                             ----------------------------
                                             Lawrence Fazzari
                                             Vice President, Business Results



                                             /s/ Robin Flanagan
                                             ----------------------------
                                             Robin Flanagan
                                             Manager, Business Results

REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.


We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of American Express Travel Related Services Company, Inc. (the "Company") as of December 31, 1997, and the related consolidated statements of income, shareholder's equity, and cash flows for the year then ended, and have issued our report thereon dated February 5, 1998.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Master Pooling and Servicing Agreement, as supplemented, dated June 30, 1992 among American Express Receivables Financing Corporation ("AERFC"), the Company, and the Bank of New York ("BONY") insofar as they relate to accounting matters. However, our audit is not directed primarily toward obtaining knowledge of such noncompliance. Also, it should be understood that we make no representations as to questions of legal interpretation.

This report is intended solely for the use of the Company, AERFC, BONY, Moody's Investors Services and Standard & Poor's Corporation and should not be used for any other purpose.

                                        /s/ Ernst & Young LLP


March 20, 1998

                                                   EXHIBIT 99.3

                          Servicer's Certificate
       American Express Travel Related Services Company, Inc.
                            Annual Statement
  Relating to the Period January 1, 1997 through December 31, 1997

             ----------------------------------------------
                       American Express Master Trust
             ----------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Master Pooling and Servicing Agreement dated as of June 30, 1992 (as amended, the "Agreement"), as supplemented by the Series Supplements, amongst TRS, American Express Receivables Financing Corporation ("RFC"), as Transferor, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement as applicable. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.    TRS is Servicer under the Agreement.

3.    The undersigned is a Servicing Officer.

4.    This Certificate relates to the period from January 1 through
             December 31, 1997.

A.    Information Regarding the American Express Master Trust

1.    Trust Principal Component at
            January 1, 1997.....                             $6,992,659,595.10

2.    Aggregate Invested Amounts at
            January 1, 1997.....                             $3,996,853,995.00

3.    Transferor Amount at
            January 1, 1997.....                             $2,995,805,600.10

4.    Trust Principal Component at
            December 31, 1997.....                           $6,877,683,509.84

5.    Aggregate Invested Amounts at
            December 31, 1997.....                           $3,467,753,466.00

6.    Transferor Amount at
            December 31, 1997.....                           $3,409,930,043.84


B. Information Regarding Performance of the American Express Master Trust Receivable Pool

1.    The aggregate Receivable balance as of

   (a) January 1, 1997 was equal to.....                     $7,208,927,417.63
   (b) December 31, 1997 was equal to.....                   $7,060,395,370.96

                       Servicer's Certificate
      American Express Travel Related Services Company, Inc.
  Relating to the Period January 1, 1997 through December 31, 1997

2.    The Yield Factor in effect from January 1 through
       December 31, 1997 was equal to.....                             3.0000%

3. (a)The aggregate amount of Collections on Receivables,
       exclusive of recoveries for the period January 1
       through December 31, 1997 was equal to.....          $54,475,773,387.00

3. (b)The aggregate balance of Receivables
       deposited to the Collection Account
       pursuant to Sections 2.04(d) and 3.03
       of the Agreement for the period January 1
       through December 31, 1997 was equal to.....          $            0.00

4.    The aggregate amount of Principal Collections
       for the period January 1 through December 31, 1997
       was equal to.....                                    $52,841,500,185.39

5.    The aggregate amount of Yield Collections
       for the period January 1 through December 31, 1997
       was equal to.....                                    $ 1,634,273,201.61

6.    Gross Losses
       [The aggregate amount of Receivables for all Accounts
       which became Defaulted Accounts during the period
       January 1 through December 31, 1997
       was equal to]...                                     $   370,242,894.34

7.    The aggregate amount of Recoveries
       for the period January 1 through December 31, 1997
       was equal to.....                                    $    66,807,495.17

8. (a)Net Losses [Gross Losses, less Recoveries]
       for the period January 1 through December 31, 1997
       was equal to.....                                    $   303,435,399.17

8. (b)The Default Amount [Net Losses, times
       (1 minus the Yield Factor)]
       for the period January 1 through December 31, 1997
       was equal to.....                                    $   294,332,337.19


C.    Information Regarding Performance of the American Express Master Trust
            Receivable Pool (Percentage Basis)

1.    The aggregate amount of Charge Volume and Fees
       for the period January 1 through
       December 31, 1997.....                               $54,727,484,234.67

2.    Computed yield as a percentage of Charge Volume
       and Fees [Yield Collections for the period
       January 1 through December 31, 1997 divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 31, 1997.....                 2.9862%

                         Servicer's Certificate
          American Express Travel Related Services Company, Inc.
      Relating to the Period January 1, 1997 through December 31, 1997

3.    Gross Losses as a percentage of Charge Volume
       and Fees [Gross Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 31, 1997.....                 0.6765%

4.    Recovery rate [Recoveries, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 31, 1997.....                 0.1221%

5.    Net Losses as a percentage of Charge Volume
       and Fees [Net Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 31, 1997.....                 0.5544%

6.    Computed Net Yield as a percentage of Charge Volume
       and Fees [Yield Collections less Net Losses,
       divided by the aggregate amount of Charge Volume and
       Fees for the period January 1 through
       December 31, 1997.....                                          2.4318%

7.    Mean monthly Payment rate
       [Average of the Average Monthly Payment Rates
       reported for the Due Periods in 1997].....                     77.1969%

8.    Mean Receivable turnover rate [Average of
       the Receivable Turnover Rates reported for the Due
       Periods in 1997].....                                           8.8759%




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.



                                             American Express
                                             Travel Related Services
                                             Company, Inc.
                                             Servicer,


                                             By: /s/ Lawrence Fazzari
                                                -------------------------
                                                Name:    Lawrence Fazzari
                                                Title:   Vice President
                                                         Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1992-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1992-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through July 15, 1997 (Final Payment Date) allocated to Series 1992-1.

1.     Yield Collections allocated to Series 1992-1.....     $   72,464,050.63

2.     Principal Collections allocated to
        Series 1992-1 during the Revolving Period,
        treated as Excess principal Collections.....         $2,343,004,303.59

3.     The Investor Default Amount allocated to
        Series 1992-1.....                                   $   13,415,837.95

4.     Total amount of Interest distributed to holders
        of Series 1992-1                                     $   17,409,391.56

5.     Total amount of Principal distributed to
        holders of Series 1992-1                             $  529,100,529.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.




                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         --------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1992-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1992-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1992-2.

1.     Yield Collections allocated to Series 1992-2.....     $  146,335,937.21

2.     Principal Collections allocated to
        Series 1992-2 during the Revolving Period,
        treated as Excess principal Collections.....         $4,731,528,636.56

3.     The Investor Default Amount allocated to
        Series 1992-2.....                                   $   26,379,554.75

4.     Total amount of Interest distributed to holders
        of Series 1992-2                                     $   34,978,836.56

5.     Total amount of Principal distributed to
        holders of Series 1992-2                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.



                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         ------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1993-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1993-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1993-1.

1.     Yield Collections allocated to Series 1993-1.....     $  175,603,124.71

2.     Principal Collections allocated to
        Series 1993-1 during the Revolving Period,
        treated as Excess principal Collections.....         $5,677,834,365.66

3.     The Investor Default Amount allocated to
        Series 1993-1.....                                   $   31,655,465.71

4.     Total amount of Interest distributed to holders
        of Series 1993-1                                     $   34,170,634.92

5.     Total amount of Principal distributed to
        holders of Series 1993-1                             $            0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1994-1.

1.     Yield Collections allocated to Series 1994-1.....     $   87,801,562.22

2.     Principal Collections allocated to
        Series 1994-1 during the Revolving Period,
        treated as Excess principal Collections.....         $2,838,917,178.36

3.     The Investor Default Amount allocated to
        Series 1994-1.....                                   $   15,827,732.83

4.     Total amount of Interest distributed to holders
        of Series 1994-1                                     $   22,733,333.28

5.     Total amount of Principal distributed to
        holders of Series 1994-1                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.

                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         --------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1994-2.

1.     Yield Collections allocated to Series 1994-2.....     $   87,801,562.22

2.     Principal Collections allocated to
        Series 1994-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,838,917,178.36

3.     The Investor Default Amount allocated to
        Series 1994-2.....                                   $   15,827,732.83

4.     Total amount of Interest distributed to holders
        of Series 1994-2                                     $   24,153,174.60

5.     Total amount of Principal distributed to
        holders of Series 1994-2                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         ------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-3
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-3 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1994-3.

1.     Yield Collections allocated to Series 1994-3.....     $   87,801,562.22

2.     Principal Collections allocated to
        Series 1994-3 during the Revolving Period,
        treated as Excess principal Collections.....         $2,838,917,178.36

3.     The Investor Default Amount allocated to
        Series 1994-3.....                                   $   15,827,732.83

4.     Total amount of Interest distributed to holders
        of Series 1994-3                                     $   24,938,095.20

5.     Total amount of Principal distributed to
        holders of Series 1994-3                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         ----------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1996-1.

1.     Yield Collections allocated to Series 1996-1.....     $  284,049,919.25

2.     Principal Collections allocated to
        Series 1996-1 during the Revolving Period,
        treated as Excess principal Collections.....         $9,184,280,722.53

3.     The Investor Default Amount allocated to
        Series 1996-1.....                                   $   51,204,854.67

4.     Total amount of Interest distributed to holders
        of Series 1996-1                                     $   61,414,757.14

5.     Total amount of Principal distributed to
        holders of Series 1996-1                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         ------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 31, 1997 allocated to Series 1996-2.

1.     Yield Collections allocated to Series 1996-2.....     $   89,699,974.41

2.     Principal Collections allocated to
        Series 1996-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,900,299,172.71

3.     The Investor Default Amount allocated to
        Series 1996-2.....                                   $   16,169,954.09

4.     Total amount of Interest distributed to holders
        of Series 1996-2                                     $   19,254,235.21

5.     Total amount of Principal distributed to
        holders of Series 1996-2                             $            0.00



IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 19th day of March, 1998.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results